Exhibit 15.1

August 1, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 1, 2008 on our review of interim financial information of NSTAR for the three and six-month periods ended June 30, 2008 and June 30, 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference in its Registration Statements on Form S-3 (No. 333-117014), Form S-4 (No. 333-78285) and on Form S-8 (Nos. 333-142595 and 333-87272).

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP